Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2022 Ended March 31, 2022

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 5, 2022--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal third quarter of 2022 ended March 31, 2022.

The results for the fiscal third quarter of 2022 ended March 31, 2022 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue	$203.2	$193.3	$169.2
Gross Margin	35.6%	35.4%	31.1%
Operating Income	$31.2	$27.7	$17.8
Net Income Attributable to AOS	$31.7	$383.0	$16.1
Net Income Per Share Attributable to AOS - Diluted	$1.11	$13.54	$0.58
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue	$203.2	$193.3	$169.2
Non-GAAP Gross Margin	36.7%	36.7%	31.9%
Non-GAAP Operating Income	$40.5	$37.4	$23.0
Non-GAAP Net Income Attributable to AOS	$38.2	$34.0	$21.4
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$1.34	$1.20	$0.77

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2022” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, income tax effect of non-GAAP adjustments in each of the periods presented, and equity method investment loss from equity investee for the three months ended March 31, 2022, as well as gain on deconsolidation and changes of equity interest in the JV Company for the three months ended March 31, 2022 and December 31, 2021. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q3 Ended March 31, 2022

  Revenue was $203.2 million, an increase of 5.1% from the prior quarter and an increase of 20.1% from the same quarter last year.
  GAAP gross margin was 35.6%, up from 35.4% in the prior quarter and up from 31.1% in the same quarter last year.
  Non-GAAP gross margin was 36.7%, same as 36.7% in the prior quarter and up from 31.9% in the same quarter last year.
  GAAP operating expenses were $41.2 million, up from $40.6 million in the prior quarter and up from $34.9 million in the same quarter last year.
  Non-GAAP operating expenses were $34.0 million, an increase of $0.4 million from last quarter and an increase of $3.0 million from the same quarter last year.
  GAAP operating income was $31.2 million, up from $27.7 million in the prior quarter and up from $17.8 million in the same quarter last year.
  Non-GAAP operating income was $40.5 million as compared to $37.4 million for the prior quarter and $23.0 million for the same quarter last year.
  GAAP net income per diluted share attributable to AOS was $1.11, compared to $13.54 net income per share for the prior quarter primarily due to the gain on deconsolidation and changes of equity interest in the JV Company, and $0.58 net income per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $1.34 compared to $1.20 for the prior quarter and $0.77 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $61.8 million, which included $6.4 million net customer deposits, as compared to $50.8 million in the prior quarter, which included $11.2 million net customer deposits.
  The Company closed the quarter with $323.1 million of cash and cash equivalents.
  In April 2022, we became aware of a cybersecurity incident involving unauthorized access to our internal email system, which resulted in a loss of $1.5 million for the three months ended March 31, 2022.  We are conducting a comprehensive investigation of the incident.  As part of our quarterly review process and in consultation with our independent auditors, the management is currently assessing the impact of this incident on our internal control over financial reporting as of March 31, 2022.  The financial impact of this incident is not material, and we expect there will be no changes to previously released financial results or financial statements.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “Q3 was another great quarter and once again, we succeeded in outperforming our guidance. Our revenue grew 20% year-over-year to a record $203 million, which was the first time in our history to cross the $200 million threshold. This was achieved by securing additional wafer capacity from our existing foundry partners and continuing to optimize product mix. This resulted in a record non-GAAP EPS of $1.34, up 74% year-over-year.”

Dr. Chang continued, “For the June quarter, a good portion of our back-end packaging and testing operations were suspended for three weeks in April due to the city-wide COVID lockdown in Shanghai. Fortunately, at the end of April, the Shanghai government classified AOS as an essential business and cleared us to resume operations. However, the pace at which we can open is still uncertain. We currently estimate the Shanghai lockdown will impact the June quarter revenue by approximately $20 million to $25 million, but expect to recover a good portion of the lost revenue in the second half of the calendar year once things normalize. Looking out further, we believe the impact of the lockdown is temporary and we remain on our growth trajectory to reach $1 billion annual revenue in 2024.”

Business Outlook for Fiscal Q4 Ending June 30, 2022

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fourth quarter of fiscal year 2022 are as follows:

  Revenue to be approximately $190 million, plus or minus $10 million, primarily reflecting the suspension of production at our Shanghai packaging and testing facilities due to the impact of the Shanghai COVID lock down. Our Shanghai facilities had resumed partial production at the end of April. This guidance is based on the assumptions that our Shanghai facilities remain COVID free and can continue to ramp up its production gradually in May and return to normal production in June.
  GAAP gross margin to be 31.9% plus or minus 2%. We anticipate non-GAAP gross margin to be 33.0% plus or minus 2%, reflecting the estimated impact of suspension of operations and incremental expenses required in response to the Shanghai COVID shut down and gradual resumption of production. Non-GAAP gross margin guidance excludes $0.8 million amortization of acquired IP and $1.3 million of estimated share-based compensation charges.
  GAAP operating expenses to be in the range of $44.3 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $36.0 million plus or minus $1 million. Non-GAAP operating expenses exclude $8.1 million of estimated share-based compensation charges and $0.2 million of estimated legal expenses relating to the government investigation.
  Interest expense is expected to be approximately $0.8 million.
  Income tax expense is expected to be in the range of $1.3 million to $1.5 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter ended March 31, 2022 today, May 5, 2022 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 151277. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to resumption of production at our Shanghai facilities and continuing impact of COVID-19 pandemic, anticipated earnings power and non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income, income tax expenses, net income, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, our objectives to achieve revenue target, our ability to gain new customers and design wins, strategic partnership with customers, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2022”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and the city-wide lockdown in Shanghai; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income, net loss attributable to AOS, net income, diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments, and equity method investment loss from equity investee, as well as gain on deconsolidation and changes of equity interest in the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and earnings/loss in equity method investment. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021

Revenue	$203,239	$193,319	$169,212	$583,593	$479,593
Cost of goods sold	130,837	124,954	116,521	378,259	335,630
Gross profit	72,402	68,365	52,691	205,334	143,963
Gross margin	35.6%	35.4%	31.1%	35.2%	30.0%

Operating expenses:
Research and development	16,545	16,516	15,557	50,873	45,671
Selling, general and administrative	24,625	24,132	19,338	70,563	56,579
Total operating expenses	41,170	40,648	34,895	121,436	102,250
Operating income	31,232	27,717	17,796	83,898	41,713

Other income (loss), net	263	473	(253)	720	2,087
Interest income (expense), net	(308)	(541)	(1,562)	(3,025)	(4,832)
Gain on deconsolidation of the JV Company	—	399,093	—	399,093	—
Gain (loss) on changes of equity interest in the JV Company, net	4,501	(7,641)	—	(3,140)	—
Net income before income taxes	35,688	419,101	15,981	477,546	38,968

Income tax expense	2,902	34,096	1,014	38,318	2,694
Net income before loss from equity method investment	32,786	385,005	14,967	439,228	36,274
Equity method investment loss from equity investee	1,136	—	—	1,136	—
Net income	31,650	385,005	14,967	438,092	36,274
Net gain (loss) attributable to noncontrolling interest	—	2,007	(1,133)	20	(2,303)
Net income attributable to Alpha and Omega Semiconductor Limited	$31,650	$382,998	$16,100	$438,072	$38,577

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$1.18	$14.40	$0.62	$16.47	$1.51
Diluted	$1.11	$13.54	$0.58	$15.58	$1.42

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	26,829	26,593	25,882	26,596	25,631
Diluted	28,423	28,287	27,716	28,116	27,128

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$323,134	$202,412
Restricted cash	236	233
Accounts receivable, net	39,207	35,789
Inventories	143,538	154,293
Other current assets	11,698	14,595
Total current assets	517,813	407,322
Property, plant and equipment, net	245,770	436,977
Operating lease right-of-use assets, net	24,971	34,660
Intangible assets, net	10,890	13,410
Equity method investment	379,824	—
Deferred income tax assets	436	5,167
Restricted cash - long-term	—	2,168
Other long-term assets	29,465	18,869
Total assets	$1,209,169	$918,573
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$69,758	$80,699
Accrued liabilities	91,333	69,494
Other payable, equity investee	15,171	—
Income taxes payable	6,733	2,604
Short-term debt	11,332	58,030
Finance lease liabilities	862	16,724
Operating lease liabilities	4,303	5,679
Total current liabilities	199,492	233,230
Long-term debt	53,887	77,990
Income taxes payable - long-term	1,359	1,319
Deferred income tax liabilities	29,192	2,448
Finance lease liabilities - long-term	3,834	12,698
Operating lease liabilities - long-term	22,120	30,440
Other long-term liabilities	72,384	44,123
Total liabilities	382,268	402,248
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at March 31, 2022 and June 30, 2021	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 33,681 shares and 27,063 shares, respectively at March 31, 2022 and 32,975 shares and 26,350 shares, respectively at June 30, 2021	67	66
Treasury shares at cost: 6,618 shares at March 31, 2022 and 6,625 shares at June 30, 2021	(66,006)	(66,064)
Additional paid-in capital	276,509	259,993
Accumulated other comprehensive income	1,422	2,315
Retained earnings	614,909	176,895
Total Alpha and Omega Semiconductor Limited shareholder's equity	826,901	373,205
Noncontrolling interest	—	143,120
Total equity	826,901	516,325
Total liabilities and equity	$1,209,169	$918,573

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021

GAAP gross profit	$72,402	$68,365	$52,691	$205,334	$143,963
Share-based compensation	1,282	1,709	427	3,560	1,195
Amortization of purchased intangible	812	811	812	2,435	2,435
Production ramp up costs related to joint venture	—	—	—	—	275
Non-GAAP gross profit	$74,496	$70,885	$53,930	$211,329	$147,868
Non-GAAP gross margin as a % of revenue	36.7%	36.7%	31.9%	36.2%	30.8%

GAAP operating expense	$41,170	$40,648	$34,895	$121,436	$102,250
Share-based compensation	6,990	6,838	3,398	17,894	8,730
Legal costs related to government investigation	221	293	563	946	2,513
Non-GAAP operating expense	$33,959	$33,517	$30,934	$102,596	$91,007

GAAP operating income	$31,232	$27,717	$17,796	$83,898	$41,713
Share-based compensation	8,272	8,547	3,825	21,454	9,925
Amortization of purchased intangible	812	811	812	2,435	2,435
Production ramp up costs related to joint venture	—	—	—	—	275
Legal costs related to government investigation	221	293	563	946	2,513
Non-GAAP operating income	$40,537	$37,368	$22,996	$108,733	$56,861
Non-GAAP operating margin as a % of revenue	19.9%	19.3%	13.6%	18.6%	11.9%

GAAP net income attributable to AOS	$31,650	$382,998	$16,100	$438,072	$38,577
Share-based compensation	8,272	8,547	3,825	21,454	9,925
Amortization of purchased intangible	812	811	812	2,435	2,435
Gain on deconsolidation and changes of the equity interest in the JV Company	(4,501)	(391,452)	—	(395,953)	—
Production ramp up costs related to joint venture	—	—	—	—	135
Legal costs related to government investigation	221	293	563	946	2,513
Equity method investment loss from equity investee	1,136	—	—	1,136	—
Income tax effect of non-GAAP adjustments	630	32,800	64	33,431	55
Non-GAAP net income attributable to AOS	$38,220	$33,997	$21,364	$101,521	$53,640
Non-GAAP net margin attributable to AOS as a % of revenue	18.8%	17.6%	12.6%	17.4%	11.2%

GAAP net income attributable to AOS	$31,650	$382,998	$16,100	$438,072	$38,577
Share-based compensation	8,272	8,547	3,825	21,454	9,925
Gain on deconsolidation and changes of the equity interest in the JV Company	(4,501)	(391,452)	—	(395,953)	—
Equity method investment loss from equity investee	1,136	—	—	1,136	—
Amortization and depreciation	8,603	11,938	13,745	34,263	39,434
Interest expense (income), net	308	541	1,562	3,025	4,832
Income tax expense	2,902	34,096	1,014	38,318	2,694
EBITDAS	$48,370	$46,668	$36,246	$140,315	$95,462

GAAP diluted net income per share attributable to AOS	$1.11	$13.54	$0.58	$15.58	$1.42
Share-based compensation	0.29	0.30	0.14	0.76	0.37
Gain on deconsolidation changes of the equity interest in the JV Company	(0.16)	(13.84)	—	(14.08)	—
Equity method investment loss from equity investee	0.04	—	—	0.04	—
Production ramp up costs related to joint venture	—	—	—	—	0.01
Legal costs related to government investigation	0.01	0.01	0.02	0.03	0.09
Amortization of purchased intangible	0.03	0.03	0.03	0.09	0.09
Income tax effect of non-GAAP adjustments	0.02	1.16	0.00	1.19	0.00
Non-GAAP diluted net income per share attributable to AOS	$1.34	$1.20	$0.77	$3.61	$1.98

Shares used to compute GAAP diluted net income per share	28,423	28,287	27,716	28,116	27,128
Shares used to compute Non-GAAP diluted net income per share	28,423	28,287	27,716	28,116	27.128

Contacts

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809